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                                                           Exhibit 23.1


                     Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form S-1 of our reports as of the dates, and related to the financial statements of the companies, listed below which appear in such Prospectus:

                      Company                                    Date
                      -------                                    ----

          Condor Technology Solutions, Inc.                November 24, 1997
          Computer Hardware Maintenance Company, Inc.      October 31, 1997
          Corporate Access, Inc.                           July 18, 1997
          Interactive Software Systems Incorporated        October 31, 1997
          U.S. Communications, Inc.                        October 31, 1997
          InVenture Group, Inc.                            July 15, 1997
          MIS Technologies, Inc.                           October 31, 1997

We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP
Philadelphia, PA
January 7, 1998